Exhibit 99.1

Sio Gene Therapies Announces Fiscal Second Quarter 2022 Financial Results

–Three-Month and Six-Month Losses decline by 85.5% and 65.3%, respectively
–Operating Cash Outflows for the Six Months Ended September 30, 2022 decreased by $8.1 million or 37% versus the prior year period
–Strong cash position with $49.86 million of cash and cash equivalents as of September 30, 2022, expected to provide cash runway beyond December 2023

NEW YORK, NY, November 10, 2022 (GLOBE NEWSWIRE) – Sio Gene Therapies Inc. (NASDAQ: SIOX) today provided financial results for its fiscal second quarter ended September 30, 2022.

“Our financial results show the beneficial effects on operating expenses and cash burn resulting from the termination of the licenses to our three clinical-stage programs, the significant workforce reduction initiated in April and successful negotiations with vendors and landlords. We continue to conduct research activities relating to one pre-clinical program and also expect to provide an update on our strategic process by December 31, 2022,” said David Nassif, J.D., Chief Executive Officer of Sio Gene Therapies.

Fiscal Second Quarter Financial Summary

Research and development expenses were $0.3 million for the three months ended September 30, 2022 and $11.4 million for the three months ended September 30, 2021. The $11.1 million decrease was primarily related to decreases in:

(i) program-specific costs relating to our prior AXO-Lenti-PD and AXO-AAV-GM1 and AXO-AAV-GM2     programs, which decreased $8.6 million as we wound down our clinical-stage programs subsequent to our termination of the Oxford Biomedica and UMass agreements; and

(ii) unallocated internal costs, which decreased $2.5 million primarily due to reductions in personnel-related costs after announcing the discontinuation of our clinical-stage programs and initiating a significant reduction in workforce in April 2022. Other costs incurred during the three months ended September 30, 2022 included $0.7 million related to the early termination of the laboratory space lease in Durham, North Carolina and $0.6 million of losses on sales of equipment and furniture related to the termination of that lease.

General and administrative expenses were $2.9 million for the three months ended September 30, 2022 and $9.7 million for the three months ended September 30, 2021. The decrease of $6.8 million was primarily due to decreases of $6.6 million in stock-based compensation expense, $5.9 million of which results from prior year expense associated with Roivant Sciences Ltd.("RSL") equity instruments held by our former Chief Executive Officer, and $0.6 million in personnel-related expenses related to the workforce reduction that commenced in April 2022.

The net loss for the fiscal second quarter ended September 30, 2022 was $3.1 million, or $0.04 per share, compared to a net loss of $21.2 million, or $0.29 per share, in the fiscal second quarter ended September 30, 2021.

As of September 30, 2022, we had $49.86 million of cash and cash equivalents. We hold no short-term or long-term debt on the balance sheet.
Fiscal First Half Financial Summary

Research and development expenses were $5.9 million for the six months ended September 30, 2022 and $19.5 million for the six months ended September 30, 2021. The $13.6 million decrease was primarily related to decreases in:

(i) program-specific costs relating to our prior AXO-Lenti-PD and AXO-AAV-GM1 and AXO-AAV-GM2 programs, which decreased $9.1 million as we wound down our clinical-stage programs subsequent to our termination of the Oxford Agreement and the UMMS Agreement; and

(ii) unallocated internal costs, which decreased $4.6 million primarily due to reductions in personnel-related costs after announcing the discontinuation of our clinical-stage programs and initiating a significant reduction in workforce in April 2022. Personnel-related costs incurred during the six months ended September 30, 2022 included $0.7 million of severance expense. Other costs incurred during the six months ended September 30, 2022 included $0.7 million related to the early termination of the laboratory space lease in Durham, North Carolina and $0.6 million of losses on sales of equipment and furniture related to the termination of that lease. Further, stock-based compensation expense incurred during the six months ended September 30, 2022 benefited from the reversal of $0.4 million from prior periods resulting from the workforce reduction.

General and administrative expenses were $5.9 million for the six months ended September 30, 2022 and $13.6 million for the six months ended September 30, 2021. The decrease of $7.7 million was primarily due to a decrease of $7.2 million in stock-based compensation expense, $5.9 million of which results from prior year expense associated with RSL equity instruments held by our former Chief Executive Officer, and a decrease of $1.1 million in personnel-related expenses.

The net loss for the six months ended September 30, 2022 was $11.5 million, or $0.16 per share, compared to a net loss of $33.1 million, or $0.45 per share, for the six months ended September 30, 2021.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "expect," "estimate," "may" and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding costs associated with its operating activities, potential cost savings and other benefits from cost reduction activities, potential strategic alternatives and related timing, and funding requirements and/or cash burn runway are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the impact of the Covid-19 pandemic on Sio’s operations; the actual funds required for our planned operating activities, including wind-down activities for clinical programs and exploration of strategic alternatives; costs, risks and timing related to headcount reductions and capital conservation plans; the ability to explore and execute upon strategic alternatives, including in an uncertain macroeconomic environment; the ability to efficiently wind down clinical programs and conduct required activities during wind down processes; and the outcome of interactions with regulatory agencies. These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Annual Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2022, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media, Investors and Analysts

David W. Nassif
Sio Gene Therapies Inc.
Chief Executive Officer, Chief Financial Officer and General Counsel
david.nassif@siogtx.com

SIO GENE THERAPIES INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development expenses
(includes stock-based compensation (benefit) expense of $(8) and $489 for the three months ended September 30, 2022 and 2021 and $(409) and $921 for the six months ended September 30, 2022 and 2021, respectively)	$336	$11,448	$5,878	$19,506
General and administrative expenses
(includes stock-based compensation expense of $223 and $6,809 for the three months ended September 30, 2022 and 2021 and $465 and $7,698 for the six months ended September 30, 2022 and 2021, respectively)	2,941	9,748	5,933	13,607
Total operating expenses	3,277	21,196	11,811	33,113
Other (income) expenses:
Other (income) expense, net	(197)	41	(321)	22
Loss before income tax benefit	(3,080)	(21,237)	(11,490)	(33,135)
Income tax benefit	—	—	(4)	(28)
Net loss	$(3,080)	$(21,237)	$(11,486)	$(33,107)
Net loss per share of common stock — basic and diluted	$(0.04)	$(0.29)	$(0.16)	$(0.45)
Weighted-average shares of common stock outstanding — basic and diluted	73,975,196	72,941,507	73,870,818	72,901,906

SIO GENE THERAPIES INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	September 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$49,865	$63,729
Restricted cash	1,184	1,184
Prepaid expenses and other current assets	2,335	5,214
Income tax receivable	355	1,609
Total current assets	53,739	71,736
Operating lease right-of-use assets	7	2,444
Property and equipment, net	—	900
Total assets	$53,746	$75,080
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,963	$3,984
Accrued expenses	2,867	8,232
Current portion of operating lease liabilities	4	786
Total current liabilities	4,834	13,002
Operating lease liabilities, net of current portion	—	1,730
Total liabilities	4,834	14,732
Stockholders’ equity:
Common stock, par value $0.00001 per share, 1,000,000,000 shares authorized, 73,975,196 and 73,739,378 issued and outstanding at September 30, 2022 and March 31, 2022, respectively	1	1
Additional paid-in capital	923,022	922,966
Accumulated deficit	(874,442)	(862,956)
Accumulated other comprehensive income	331	337
Total stockholders’ equity	48,912	60,348
Total liabilities and stockholders’ equity	$53,746	$75,080

SIO GENE THERAPIES INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(11,486)	$(33,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expenses	2,437	100
Stock-based compensation expense	56	8,619
Depreciation and non-cash amortization	137	122
Change in operating lease liabilities	(2,512)	(109)
Other	857	4
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,879	3,027
Income tax receivable	1,254	(77)
Accounts payable	(2,021)	1,332
Accrued expenses	(5,365)	(1,830)
Net cash used in operating activities	(13,764)	(21,919)
Cash flows from investing activities:
Cash proceeds from sale of long-term investment	—	4,343
Cash proceeds from sale of property and equipment	190	—
Purchases of property and equipment	(290)	(194)
Net cash (used in) provided by investing activities	(100)	4,149
Cash flows from financing activities:
Cash proceeds from issuance of shares of common stock, net of issuance costs	—	479
Net cash provided by financing activities	—	479
Net change in cash and cash equivalents, restricted cash and long-term restricted cash	(13,864)	(17,291)
Total cash and cash equivalents, restricted cash and long-term restricted cash—beginning of period	64,913	120,170
Total cash and cash equivalents, restricted cash and long-term restricted cash—end of period	$51,049	$102,879
Cash and cash equivalents —beginning of period	63,729	118,986
Restricted cash included in current assets—beginning of period	1,184	—
Restricted cash included in long-term assets—beginning of period	—	1,184
Total cash and cash equivalents, restricted cash and long-term restricted cash—beginning of period	$64,913	$120,170
Cash and cash equivalents—end of period	49,865	101,695
Restricted cash included in current assets—end of period	1,184	1,184
Total cash and cash equivalents and restricted cash—end of period	$51,049	$102,879